                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        September 4, 1998 (July 9, 1998)



                             FORWARD AIR CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Tennessee                   000-22490               62-1120025
-------------------------------   ------------------------    ----------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
          incorporation)                                     Identification No.)



430 Airport Road, Greeneville, Tennessee                           37745
----------------------------------------                 -----------------------
(Address of principal executive offices)                         (Zip Code)



       Registrant's telephone number, including area code: (423) 636-7100



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.
--------------------------------------------------------------------------------

         Forward Air Corporation (the "Company") has prepared this Current Report on Form 8-K to provide certain financial information (including restated historical financial statements) in connection with the proposed separation of the Company into two publicly-held corporations (the "Spin-off"), one owning and operating the Company's deferred air freight operations (the "Forward Air Business") and the other owning and operating the Company's truckload operations (the "Truckload Business"). Subsequent to the Spin-off, the Company will own and operate the Forward Air Business, and Landair Corporation, the Company's current truckload subsidiary, will own and operate the Truckload Business. The Spin-off was approved by the Company's Board of Directors on July 9, 1998 and is expected to be consummated on or about September 23, 1998 through the distribution by the Company of all of the issued and outstanding common stock, $.01 par value per share, of Landair Corporation (the "Landair Corporation Common Stock"). The distribution will be made on the basis of one share of Landair Corporation Common Stock for each share of the Company's common stock, $.01 par value per share, held on the close of business on September 16, 1998.

         The financial information contained in this Current Report includes:
(i) audited consolidated financial statements of the Company, including the notes thereto, which have been restated to report the results of operations and cash flows of the Truckload Business as discontinued operations; and (ii) unaudited pro forma condensed financial statements of the Company, including the related notes thereto, which assume the Spin-off had occurred on June 30, 1998 as to the balance sheet or on January 1, 1997 as to the statements of income.

                               PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

         The unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 1998, presents the financial position of the Company assuming the anticipated Spin-off had occurred on June 30, 1998. The unaudited pro forma condensed consolidated statements of income of the Company for the year ended December 31, 1997 and six months ended June 30, 1998 present the results of operations of the Company assuming the anticipated Spin-off had occurred on January 1, 1997.

         The unaudited pro forma condensed consolidated financial statements of the Company should be read in conjunction with the historical consolidated financial statements of the Company contained in this Current Report on Form 8-K. Significant changes could have occurred in the funding and operations of the Forward Air Business had it been operated as an independent stand-alone entity during those periods. The pro forma condensed consolidated statements are for informational purposes only and do not purport to represent what the results of operations or financial position of the Company would have been had the Spin-off actually occurred on June 30, 1998 as to the balance sheet or on January 1, 1997 as to the statements of income, or to project the results of operations of the Company in any future period.

                             FORWARD AIR CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1998
                                   (UNAUDITED)


                                                                                PRO FORMA
                                                             HISTORICAL        ADJUSTMENTS       PRO FORMA
                                                              --------------------------------------------
                                                                     (In thousands, except share data)
ASSETS
Current assets:
     Cash and cash equivalents                                $     900         $      --          $   900
     Accounts receivable                                         17,602                --           17,602
     Other current assets                                         1,869               292 (b)        2,161
                                                              --------------------------------------------
Total current assets                                             20,371               292           20,663

Property and equipment, net                                      18,164             1,070 (a)       24,855
                                                                                    5,621 (b)
Other assets                                                      3,401                --            3,401
Assets of discontinued operations                                98,356           (98,356)(e)           --
                                                              --------------------------------------------
Total assets                                                  $ 140,292         $ (91,373)         $48,919
                                                              ============================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                         $     244         $      --          $   244
     Accrued expenses                                             2,092                --            2,092
     Current portion of long-term debt                            1,989               991 (b)        2,980
     Current portion of capital lease obligations                   769               373 (a)        1,142
     Due to Truckload Business subsidiaries                      12,393           (12,393)(c)           --
                                                              --------------------------------------------
Total current liabilities                                        17,487           (11,029)           6,458

Long-term debt, less current portion                              3,319             1,936 (b)       22,648
                                                                                   12,393 (c)
                                                                                    5,000 (d)
Capital lease obligations, less current portion                   4,472               951 (a)        5,423
Deferred income taxes                                               608             1,049 (b)        1,657
Liabilities of discontinued operations                           57,833           (57,833)(e)           --

Shareholders' equity:
     Preferred stock                                                 --                --               --
     Common stock                                                    62                --               62
     Additional paid-in capital                                  28,218              (254)(a)       12,671
                                                                                    1,937 (b)
                                                                                   (5,000)(d)
                                                                                  (12,230)(e)
     Retained earnings                                           28,293           (28,293)(e)           --
                                                              --------------------------------------------
Total shareholders' equity                                       56,573           (43,840)          12,733
                                                              --------------------------------------------
Total liabilities and shareholders' equity                    $ 140,292         $ (91,373)         $48,919
                                                              ============================================

See accompanying notes to pro forma condensed consolidated financial statements.

                             FORWARD AIR CORPORATION
                PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


                                                                   PRO FORMA
                                                 HISTORICAL       ADJUSTMENTS      PRO FORMA
                                                 -------------------------------------------
                                                    (In thousands, except per share data)

Operating revenue                                $ 105,140         $    --         $ 105,140
Operating expenses                                  92,076(j)           --            92,076
                                                 -------------------------------------------
Income from operations                              13,064              --            13,064

Other income (expense):
     Interest expense                                 (796)         (1,451)(f)        (2,247)
     Other, net                                        (84)             --               (84)
                                                 -------------------------------------------
                                                      (880)         (1,451)           (2,331)
                                                 -------------------------------------------
Income from continuing operations before
    income taxes                                    12,184          (1,451)           10,733

Income taxes                                         4,740            (566)(g)         4,174
                                                 -------------------------------------------
Income from continuing operations                $   7,444         $  (885)        $   6,559
                                                 ===========================================

Income from continuing operations per share:
     Basic                                       $    1.25         $  (.15)        $    1.10
     Diluted                                     $    1.20         $  (.13)        $    1.07

Weighted average number of common and
  common equivalent shares outstanding:
     Basic                                           5,968              --             5,968
     Diluted                                         6,177             (29)(h)         6,148

See accompanying notes to pro forma condensed consolidated financial statements.

                             FORWARD AIR CORPORATION
                PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                         SIX MONTHS ENDED JUNE 30, 1998
                                   (UNAUDITED)


                                                                   PRO FORMA
                                                 HISTORICAL       ADJUSTMENTS      PRO FORMA
                                                 -------------------------------------------
                                                    (In thousands, except per share data)

Operating revenue                                 $ 59,589              $--          $ 59,589
Operating expenses                                  53,095(j)            --            53,095
                                                  -------------------------------------------
Income from operations                               6,494               --             6,494

Other income (expense):
     Interest expense                                 (425)            (771)(f)        (1,196)
     Other, net                                         11               --                11
                                                  -------------------------------------------
                                                      (414)            (771)           (1,185)
                                                  -------------------------------------------
Income from continuing operations before
    income taxes                                     6,080             (771)            5,309

Income taxes                                         2,348             (301)(g)         2,047
                                                  -------------------------------------------
Income from continuing operations                 $  3,732          $  (470)         $  3,262
                                                  ===========================================

Income from continuing operations per share:
     Basic                                        $    .61          $  (.08)         $    .53
     Diluted                                      $    .58          $  (.07)         $    .51

Weighted average number of common and
  common equivalent shares outstanding:
     Basic                                           6,127               --             6,127
     Diluted                                         6,420              (29)(h)         6,391

See accompanying notes to pro forma condensed consolidated financial statements.

                             FORWARD AIR CORPORATION
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1998
                                   (UNAUDITED)
                                 (IN THOUSANDS)

(a) Reflects the contribution from the Truckload Business to the Company of property and equipment under capital leases related to the Forward Air Business as follows:

               Property and equipment, net                                        $  1,070
               Current portion of capital lease obligations                           (373)
               Capital lease obligations, less current portion                        (951)
               Additional paid-in capital                                              254
                                                                                  --------
                                                                                  $     --
                                                                                  ========

(b) Reflects the contribution by the Truckload Business to the Company of property and equipment and certain assets used in the Forward Air Business along with the related debt as follows:

               Property and equipment, net                                        $  5,621
               Other current assets                                                    292
               Deferred income taxes                                                (1,049)
               Current portion of long-term debt                                      (991)
               Long-term debt, less current portion                                 (1,936)
               Additional paid-in capital                                           (1,937)
                                                                                  --------
                                                                                  $     --
                                                                                  ========

(c) Reflects the payment by the Company to the Truckload Business of intercompany indebtedness, as of June 30, 1998, in the amount of $12,393 through borrowings under credit facilities.

(d) Reflects a $5,000 capital contribution to the Truckload Business by the Company through borrowings under credit facilities.

               Long-term debt, less current portion                               $ (5,000)
               Additional paid-in capital                                            5,000
                                                                                  --------
                                                                                  $     --
                                                                                  ========

(e) Reflects the distribution to the Truckload Business of the stock of the Truckload Business' subsidiaries as follows:

               Assets of discontinued operations                                  $(98,356)
               Liabilities of discontinued operations                               57,833
               Additional paid-in capital                                           12,230
               Retained earnings                                                    28,293
                                                                                  --------
                                                                                  $     --
                                                                                  ========

(f) Reflects the inclusion of interest expense related to: (i) the capital leases and long-term debt assumed from the Truckload Business; (ii) the long-term debt used to finance the repayment of the $12,393 of intercompany indebtedness to the Truckload Business; and (iii) the long-term debt used to finance the $5,000 capital contribution to the Truckload Business.

(g) Reflects the inclusion of income tax expense based on the combined federal and state statutory rate of 39% applied to adjusted pre-tax income.

(h) Reflects the decrease in 29 diluted weighted average common shares outstanding for the year ended December 31, 1997 and six months ended June 30, 1998, relating to the options held by employees of the Truckload Business that are eligible for conversion into options of Landair Corporation, as if such conversion had occurred on January 1, 1997.

(i) Historically, certain working capital accounts relating to the Forward Air Business, principally consisting of certain accounts payable, accrued payroll and related items and accrued liabilities, have been maintained by the Truckload Business as a result of Forward Air Business' participation in the Company's central cash management program. Accordingly, management of the Company estimates that approximately $5 million of net working capital liabilities will be continuing obligations of the Company after such liabilities are paid by the Truckload Business subsequent to the Spin-off. The impact of the settlement of the working capital accounts is not reflected in the unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 1998.

(j) Certain administrative expenses, consisting of payroll, legal, accounting, rent and depreciation for shared facilities, and other common expenses which could not be specifically identified to either the deferred air freight operations or the truckload operations have been allocated between the historical income statements of the Forward Air Business and the Truckload Business based on their relative percentages of operating revenue. These administrative expenses, which would have been incurred by the Forward Air Business and the Truckload Business if each had been operated as an independent stand-alone entity, totaled $5,039,000 and $2,384,000 for the Forward Air Business and $4,420,000 and $1,710,000 for the Truckload Business for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively. Management believes this allocation method is reasonable.

                             FORWARD AIR CORPORATION
                          Index to Financial Statements


                                                                                               Page No.
                                                                                               --------
Report of Ernst & Young LLP, Independent Auditors................................................F-2
Consolidated Balance Sheets - December 31, 1996 and 1997  .......................................F-3
Consolidated Statements of Income - Years Ended December 31, 1995,
     1996 and 1997...............................................................................F-5
Consolidated Statements of Shareholders' Equity - Years Ended
     December 31, 1995, 1996 and 1997............................................................F-6
Consolidated Statements of Cash Flows - Years Ended December 31, 1995,
     1996 and 1997...............................................................................F-7
Notes to Consolidated Financial Statements - December 31, 1997...................................F-8

                         Report of Independent Auditors


The Board of Directors and Shareholders
Forward Air Corporation

We have audited the accompanying consolidated balance sheets of Forward Air Corporation (formerly known as Landair Services, Inc.) as of December 31, 1996 and 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Forward Air Corporation at December 31, 1996 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.




                                                  ERNST & YOUNG LLP


Nashville, Tennessee
January 30, 1998, except with respect to the planned Spin-off of the Truckload
   Business which is accounted for as
   discontinued operations, as to which the date is September 3, 1998

                             Forward Air Corporation

                           Consolidated Balance Sheets



                                                                         December 31
                                                                   1996                1997
                                                                  ---------------------------
                                                                       (In thousands)
ASSETS
Current assets:
     Cash and cash equivalents                                    $    158           $    895
     Accounts receivable, less allowance of
        $337 in 1996 and $753 in 1997                               13,997             17,671
     Inventories                                                       212                300
     Prepaid expenses                                                  306              1,088
     Deferred income taxes                                             198                364
                                                                  ---------------------------
Total current assets                                                14,871             20,318

Property and equipment:
     Land                                                            3,199              3,477
     Buildings                                                       6,280              6,497
     Other equipment                                                 6,012              8,998
     Leasehold improvements                                            443                568
                                                                  ---------------------------
                                                                    15,934             19,540

     Accumulated depreciation and amortization                       1,984              3,755
                                                                  ---------------------------
                                                                    13,950             15,785

Other assets                                                           581              3,290
Deferred income taxes                                                2,485                572
Assets of discontinued operations                                   89,292             97,208
                                                                  ---------------------------





Total assets                                                      $121,179           $137,173
                                                                  ===========================

                                                                          December 31
                                                                   1996                1997
                                                                  ---------------------------
                                                                        (In thousands)
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                             $      3           $     72
     Accrued payroll and related items                                  36                 --
     Insurance and claims accruals                                     208              1,329
     Income taxes payable                                              203                150
     Other accrued expenses                                            700                212
     Current portion of long-term debt                                  --                625
     Current portion of capital lease obligations                    1,131                974
     Due to Truckload Business subsidiaries                         19,427             17,447
                                                                  ---------------------------
Total current liabilities                                           21,708             20,809

Long-term debt, less current portion                                 1,508              3,508
Capital lease obligations, less current portion                      5,815              4,746
Liabilities of discontinued operations                              50,884             57,650
Commitments and contingencies                                           --                 --
Shareholders' equity:
     Preferred stock, $.01 par value:
          Authorized shares - 5,000,000                                 --                 --
          No shares issued
     Common stock, $.01 par value:
          Authorized shares - 20,000,000
          Issued and outstanding shares - 5,952,880 in
          1996 and 6,024,388 in 1997                                    60                 60
     Additional paid-in capital                                     26,202             26,804
     Retained earnings                                              15,002             23,596
                                                                  ---------------------------
Total shareholders' equity                                          41,264             50,460
                                                                  ---------------------------
Total liabilities and shareholders' equity                        $121,179           $137,173
                                                                  ===========================

See accompanying notes.

                             Forward Air Corporation

                        Consolidated Statements of Income


                                                                  Year Ended December 31
                                                            1995          1996           1997
                                                          -------------------------------------
                                                          (In thousands, except per share data)

Operating revenue                                         $ 63,557      $ 80,737      $ 105,140

Operating expenses:
     Purchased transportation:
        Provided by non-affiliated entities                 26,084        30,041         39,647
        Provided by Truckload Business                       3,238         5,881          6,137
     Salaries, wages and employee benefits                  13,277        17,756         24,086
     Operating leases                                        3,653         4,889          5,867
     Insurance and claims                                    1,784         2,165          2,811
     Depreciation and amortization                           1,482         2,085          2,902
     Other operating expenses                                7,642         9,404         10,626
                                                          -------------------------------------
                                                            57,160        72,221         92,076
                                                          -------------------------------------
Income from operations                                       6,397         8,516         13,064

Other income (expense):
     Interest expense                                         (694)         (743)          (796)
     Other, net                                                 83             2            (84)
                                                          -------------------------------------
                                                              (611)         (741)          (880)
                                                          -------------------------------------
Income from continuing operations before income taxes        5,786         7,775         12,184
Income taxes                                                 2,206         2,891          4,740
                                                          -------------------------------------
Income from continuing operations                            3,580         4,884          7,444
                                                          -------------------------------------
Income (loss) from discontinued operations (less
    income taxes (benefit) of $1,067, $(432) and
    $751, respectively)                                        937          (905)         1,150
                                                          -------------------------------------
Net income                                                $  4,517      $  3,979      $   8,594
                                                          =====================================

Income per share:
     Basic:
          Income from continuing operations               $    .61      $    .82      $    1.25
          Income (loss) from discontinued operations           .16          (.15)           .19
                                                          -------------------------------------
          Net income                                      $    .77      $    .67      $    1.44
                                                          =====================================

     Diluted:
          Income from continuing operations               $    .59      $    .81      $    1.20
          Income (loss) from discontinued operations           .16          (.15)           .19
                                                          -------------------------------------
          Net income                                      $    .75      $    .66      $    1.39
                                                          =====================================

See accompanying notes.

                             Forward Air Corporation

                 Consolidated Statements of Shareholders' Equity



                                          Common Stock    Additional                 Total
                                         ---------------   Paid-in     Retained   Shareholders'
                                         Shares   Amount   Capital     Earnings      Equity
                                         -----------------------------------------------------
                                                         (In thousands)
Balance at December 31, 1994             5,811     $58     $25,214     $ 6,506     $31,778
     Net income for 1995                    --      --          --       4,517       4,517
     Exercise of stock options              53       1         348          --         349
                                         -------------------------------------------------
Balance at December 31, 1995             5,864      59      25,562      11,023      36,644
     Net income for 1996                    --      --          --       3,979       3,979
     Exercise of stock options              83       1         580          --         581
     Common stock issued under
        employee stock purchase plan         6      --          60          --          60
                                         -------------------------------------------------
Balance at December 31, 1996             5,953      60      26,202      15,002      41,264
     Net income for 1997                    --      --          --       8,594       8,594
     Exercise of stock options              61      --         490          --         490
     Common stock issued under
        employee stock purchase plan        10      --         112          --         112
                                         -------------------------------------------------
Balance at December 31, 1997             6,024     $60     $26,804     $23,596     $50,460
                                         =================================================

See accompanying notes.

                             Forward Air Corporation

                      Consolidated Statements of Cash Flows


                                                                  Year Ended December 31
                                                            1995          1996           1997
                                                          -------------------------------------
                                                          (In thousands, except per share data)

OPERATING ACTIVITIES
Net income                                                $  4,517      $  3,979      $   8,594
Adjustments to reconcile net income to
     net cash provided by operating activities
          (Income) loss from discontinued operations          (937)          905         (1,150)
          Depreciation and amortization                      1,482         2,085          2,902
          Gain on sale of property and equipment                --          (321)            --
          Provision for losses on receivables                  385           495            515
          Deferred income taxes                             (1,909)         (251)         1,747
          Changes in operating assets and liabilities,
             net of effects from acquisition of business:
               Accounts receivable                          (1,505)       (5,977)        (4,189)
               Inventories                                     (26)            2            (88)
               Prepaid expenses                               (100)          (84)          (644)
               Accounts payable and accrued expenses           513            77            666
               Income taxes                                    281           204            (53)
               Due to Truckload Business subsidiaries       (1,795)        2,044         (1,980)
                                                          -------------------------------------
Net cash provided by operating activities                      906         3,158          6,320

INVESTING ACTIVITIES
Purchases of property and equipment                         (1,600)       (4,086)        (3,602)
Proceeds from disposal of property and equipment                --         1,654             --
Acquisition of business                                         --            --         (1,209)
Other                                                          (81)         (197)            (6)
                                                          -------------------------------------
Net cash used in investing activities                       (1,681)       (2,629)        (4,817)

FINANCING ACTIVITIES
Proceeds from long-term debt                                   611           897            812
Payments of long-term debt                                    (135)       (1,054)          (954)
Payments of capital lease obligations                         (255)       (1,002)        (1,226)
Proceeds from exercise of stock options                        349           581            490
Proceeds from common stock issued under
    employee stock purchase plan                                --            60            112
                                                          -------------------------------------
Net cash provided by (used in) financing activities            570          (518)          (766)
                                                          -------------------------------------
Net increase (decrease) in cash and cash equivalents          (205)           11            737
Cash and cash equivalents at beginning of year                 352           147            158
                                                          -------------------------------------
Cash and cash equivalents at end of year                  $    147      $    158      $     895
                                                          =====================================

See accompanying notes.

                             Forward Air Corporation

                   Notes to Consolidated Financial Statements

                                December 31, 1997

1.  ACCOUNTING POLICIES

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements of the Company include Forward Air Corporation (formerly Landair Services, Inc. until August 26, 1998) and its subsidiaries. On July 9, 1998, (the "Measurement Date") the Board of Directors of the Company authorized management to proceed with the separation of the Company into two publicly-held corporations, one owning and operating the deferred air freight operations and the other owning and operating the truckload operations (the "Spin-off"). Management anticipates the Spin-off will be effected in September 1998.

The Spin-off will be effected through the distribution to shareholders of the Company of all of the outstanding shares of common stock of a new truckload holding company, Landair Corporation. Pursuant to the Spin-off plans, the common stock of Landair Corporation will be distributed to the shareholders of the Company on a pro rata basis of one share of Landair Corporation common stock for every one share of the Company's common stock held. Subsequent to the Spin-off, the Company will be the legal entity that will own and operate the deferred air freight operations through its operating subsidiaries, and Landair Corporation will be the legal entity that will own and operate the truckload operations through its operating subsidiaries. Additionally, the name Landair Services, Inc. was changed to Forward Air Corporation. As a result of the anticipated Spin-off, the operations of the Truckload Business are reported as discontinued operations in the accompanying consolidated financial statements of the Company.

As used in the accompanying consolidated financial statements, the term "Forward Air Business" refers to the deferred air freight operations; the term "Truckload Business" refers to the truckload operations; and the "Company" refers to the entity which, prior to the Spin-off, has operated both the Forward Air Business and the Truckload Business and which, after the Spin-off, will operate the Forward Air Business.

The continuing operations of the Company included in these financial statements include the assets and liabilities and results of operations directly related to the Forward Air Business for all periods presented. Significant changes could have occurred in the funding and operations of the Forward Air Business had it been operated as an independent stand-alone entity during those periods, which could have had a significant impact on its financial position and results of operations. As a result,

                             Forward Air Corporation

1.  ACCOUNTING POLICIES (CONTINUED)

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION (CONTINUED)

the financial information included in these financial statements is not necessarily indicative of the financial position and results of operations of the Forward Air Business which might have occurred had it been a stand-alone entity.

The Company operates a comprehensive national network for the time-definite surface transportation of deferred freight. The Company provides its transportation services through a network of terminals located on or near airports in the United States and Canada. The Company's customers consist of domestic freight forwarders, domestic and international airlines, and integrated air cargo carriers. The Company's operations involve receiving deferred freight shipments at its terminals and transporting them by truck to the terminal nearest their destination.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

OWNERSHIP

Scott M. Niswonger (Chairman and Chief Executive Officer) was the majority shareholder of the Company during all periods presented.

OPERATING REVENUE

Operating revenue and related costs are recognized as of the date shipments are completed. No single customer accounted for more than 10% of operating revenue from continuing operations in 1995, 1996 or 1997.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                             Forward Air Corporation

1.  ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories of tires, replacement parts, supplies, and fuel for revenue equipment are stated at the lower of cost or market utilizing the FIFO (first-in, first-out) method of determining cost.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation of property and equipment is calculated based upon the cost of the asset, reduced by its estimated salvage value, using the straight-line method over the estimated useful lives as follows:

          Buildings                                      30-40  years
          Other equipment                                 3-10  years
          Leasehold improvements                          1-15  years

Interest payments during 1995, 1996 and 1997 were $691,000, $746,000 and $825,000, respectively. No interest was capitalized during the three years ended December 31, 1997. During 1995, 1996 and 1997, the Company added other equipment of $-0-, $2,417,000 and $-0- through capital leases, respectively.

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The measurement of possible impairment is based upon determining whether projected undiscounted future cash flow from the use of the asset over the remaining depreciation or amortization period is less than the carrying value of the asset. As of December 31, 1997, in the opinion of management, there has been no such impairment.

INSURANCE AND CLAIMS ACCRUALS

The primary claims in the Company's business are workers' compensation, property damage, auto liability and medical benefits. Most of the Company's insurance coverage provides for self-insurance levels with primary and excess coverage which management believes is sufficient to adequately protect the Company from catastrophic claims. In the opinion of management, adequate provision has been made for all incurred claims up to the self-insured limits.

                             Forward Air Corporation

1.  ACCOUNTING POLICIES (CONTINUED)

NET INCOME PER SHARE

In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share, and uses the treasury stock method in calculating dilution. All earnings per share amounts for all periods have been presented and restated to conform to Statement 128 requirements.

STOCK OPTIONS

The Company grants options for a fixed number of shares to employees and outside directors with an exercise price equal to the fair value of the shares at the grant date. The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants.

ACCOUNTING PRONOUNCEMENTS

In June 1997, the Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income. The Statement is effective for the Company beginning in 1998, and establishes standards for the reporting and display of comprehensive income and its components. The Statement requires that all items that are income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not expect the effect of adoption of Statement 130 to be material to the consolidated financial statements.

                             Forward Air Corporation

1.  ACCOUNTING POLICIES (CONTINUED)

COMMON EXPENSES

Certain administrative expenses, consisting of payroll, legal, accounting, rent and depreciation for shared facilities, and other common expenses which could not be specifically identified to either the deferred air freight operations or the truckload operations have been allocated between the Forward Air Business and the Truckload Business based on their relative percentages of operating revenue. These administrative expenses, which would have been incurred by the Forward Air Business and the Truckload Business if each had been operated as an independent stand-alone entity, totaled $2,714,000, $3,157,000 and $5,039,000 for the Forward Air Business and $3,778,000, $3,225,000 and $4,420,000 for the Truckload Business in 1995, 1996 and 1997, respectively.

Interest expense of $694,000, $743,000 and $796,000 for the Forward Air Business and $2,327,000, $2,221,000 and $1,826,000 for the Truckload Business in 1995,
1996 and 1997, respectively, has been allocated by the Company on an annual basis based upon the pro rata share of average operating assets of the Truckload Business and the Forward Air Business.

Management believes these allocation methods are reasonable.

2.  DISCONTINUED OPERATIONS

As discussed in Note 1, on July 9, 1998, the Board of Directors authorized the pro rata distribution to its shareholders of all of the outstanding shares of common stock of a new truckload holding company, Landair Corporation, which will result in the separation of the Company into two publicly-held corporations, one owning and operating the Forward Air Business and the other owning and operating the Truckload Business. Accordingly, results of operations and cash flows of the Truckload Business operations have been reported as discontinued operations for all periods presented in the accompanying financial statements. Subsequent to the Spin-off, Landair Corporation will be the legal entity that will continue to own and operate the truckload operations through its operating subsidiaries. The Spin-off is expected to reduce the Company's shareholders' equity on the date of the Spin-off by approximately $40 million as a result of the distribution of the stock of Landair Corporation.

                             Forward Air Corporation

2.  DISCONTINUED OPERATIONS (CONTINUED)

Summarized financial information of the discontinued operations is presented in the following tables:

      Net assets of the discontinued Truckload Business operations as of December 31 are as follows (in thousands):

                                                           1996        1997
                                                          -------     -------
      Current assets                                      $32,953     $33,781
      Property and equipment, net                          56,329      63,412
      Other assets                                             10          15
                                                          -------     -------
      Assets of discontinued operations                    89,292      97,208
                                                          -------     -------
      Current liabilities                                  20,326      31,361
      Long-term debt and capital lease obligations,
          net of current portion                           19,771      14,151
      Deferred income taxes                                10,787      12,138
                                                          -------     -------
      Liabilities of discontinued operations               50,884      57,650
                                                          -------     -------
      Net assets of discontinued truckload operations     $38,408     $39,558
                                                          =======     =======

      Earnings from the discontinued Truckload Business operations for the years ending December 31 are as follows (in thousands):

                                                      1995          1996          1997
                                                    --------      --------      --------
      Operating revenue                             $ 87,764      $ 82,242      $ 91,398
      Operating expenses                              83,660        81,417        87,659
                                                    --------      --------      --------
      Income from operations                           4,104           825         3,739
      Interest expense                                (2,327)       (2,221)       (1,826)
      Other income (expense)                             227            59           (12)
                                                    --------      --------      --------
      Income (loss) before income taxes                2,004        (1,337)        1,901
      Income taxes (benefit)                           1,067          (432)          751
                                                    --------      --------      --------
      Income (loss) from discontinued truckload
         operations                                 $    937      $   (905)     $  1,150
                                                    ========      ========      ========

In connection with the Spin-off, the Company and Landair Corporation will enter into certain agreements which will be effective upon the actual separation of the two companies. The agreements are intended to facilitate orderly changes from an integrated transportation company to separate deferred air freight and truckload operating companies in a way which is minimally disruptive to each entity. Following are summaries of the principal agreements:

                             Forward Air Corporation

2.  DISCONTINUED OPERATIONS (CONTINUED)

      DISTRIBUTION AGREEMENT

      The Distribution Agreement will provide for, among other things, the principal corporate transactions required to effect the Spin-off and the allocation of certain assets and liabilities between the Company and Landair Corporation. The Distribution Agreement will provide that the Company and Landair Corporation will each have sole responsibility for claims arising out of their respective activities after the Spin-off. It also will provide that each party will indemnify the other in the event of certain liabilities arising under the federal securities laws, and that, for a period of three years after the Spin-off, neither the Company nor Landair Corporation will directly solicit the employment of any employee of the other company or its affiliates without the prior written consent of such other company.

      TRANSITION SERVICES AGREEMENT

      The Transition Services Agreement will describe the services which the Company and Landair Corporation will provide to each other following the Spin-off. Services performed under the Transition Services Agreement will be negotiated and paid for on an arm's-length basis. The Transition Services Agreement will have an eighteen-month term, except that information technology services to be provided by the Company to Landair Corporation will have a thirty-six month term. Notwithstanding the stated term of the Transition Services Agreement, the Company or Landair Corporation, as recipient of the services, will be able to terminate any or all such services at any time on thirty days' irrevocable written notice, and the Company or Landair Corporation, as providers of the services, may at any time after the first anniversary of the Spin-off, terminate any or all of the services, other than the information technology services, on six months' irrevocable notice.

      EMPLOYEE BENEFIT MATTERS AGREEMENT

      The Employee Benefit Matters Agreement will provide for the treatment of employee benefit matters and other compensation arrangements for the employees of the Company and Landair Corporation after the Spin-off. Pursuant to this agreement, the Company will continue sponsorship of the various employee benefit plans and welfare plans of the Company with respect to employees of the Company after the Spin-off, and Landair Corporation will be required to establish such similar plans which will allow Landair Corporation to provide to its employees after the Spin-off substantially the same benefits currently provided to them as employees of the Company. This Employee Benefit Matters Agreement will also provide for

                             Forward Air Corporation

2.  DISCONTINUED OPERATIONS (CONTINUED)

      the adjustment and conversion of the existing non-exercisable stock options of the Company into options of Landair Corporation for those employees that continue employment with Landair Corporation after the Spin-off. (See Note 5.)

      TAX SHARING AGREEMENT

      The Tax Sharing Agreement will describe the responsibilities of the Company and Landair Corporation with respect to all tax matters occurring prior to and after the Spin-off. The Tax Sharing Agreement will provide for the allocation of tax expense, assessments, refunds and other tax benefits. The Agreement will also set forth the responsibility for filing tax returns and provide for reasonable cooperation in the event of any audit, litigation or other proceeding with respect to any federal, state or local tax.

Prior to the Spin-off, the Truckload Business is expected to contribute to the Company certain assets (consisting principally of revenue equipment) associated with the Forward Air Business operations held by the Truckload Business. The net book value of these assets at December 31, 1997 was $6.4 million. The Company is expected to also assume the debt and capital lease obligations related to these assets. No gain or loss is expected on this transaction for financial statement or income tax reporting purposes. The operating revenue and expenses associated with the transportation of the Company's deferred air freight using these assets have been included in income from continuing operations in the accompanying statements of income of the Company.

As of December 31, 1997, the Company had a net intercompany liability to the Truckload Business in the amount of $17.4 million. To separate the financing of the two operations and to eliminate the guarantees of certain Truckload Business obligations by the Company, the Company expects to settle for cash, prior to the Spin-off, all intercompany obligations and to replace the consolidated line of credit, and capital and operating lease and debt obligations on revenue equipment (see Note 4). In addition, the Company expects to make a $5 million capital contribution to the Truckload Business prior to the Spin-off.

                             Forward Air Corporation

3.  ACQUISITION OF BUSINESS

On October 27, 1997, the Company acquired the air cargo operating assets of Adams Air Cargo, Inc., a surface transportation contractor to the air cargo industry based in Arbuckle, California. The Company paid approximately $1,209,000 in cash, issued a note payable of $1,800,000, and assumed debt and capital lease obligations of $967,000 and $1,563,000, respectively. The acquisition was accounted for as a purchase. Accordingly, the purchase price was allocated on the basis of the estimated fair value of the net assets acquired, resulting in goodwill of approximately $2,764,000. The goodwill is being amortized on a straight-line basis over a life of 20 years. Accumulated amortization of the goodwill totaled $23,000 at December 31, 1997. The results of operations for the acquired business have been included in the consolidated statement of income from the acquisition date forward. Pro forma results of operations for 1997 and 1996 would not differ materially from the Company's historical results.

4.  LONG-TERM DEBT

Long-term debt consists of the following:


                                                                           December 31
                                                                     1996               1997
                                                                  ---------------------------
                                                                        (In thousands)

Line of credit                                                    $  1,508           $  2,163
Installment Equipment Loan Agreements                                   --                 --
Other notes payable, including interest ranging from
     6.9% to 7.9%                                                       --              1,970
                                                                  ---------------------------
                                                                     1,508              4,133
Less current portion                                                    --                625
                                                                  ---------------------------
                                                                  $  1,508           $  3,508
                                                                  ===========================

The Company has a $15.0 million line of credit agreement with a Tennessee bank which expires in May 1999. Advances outstanding under the line bear interest at the bank's base rate less 1.0% (7.3% and 7.5% at December 31, 1996 and 1997, respectively) and are collateralized primarily by accounts receivable. The agreement contains, among other things, restrictions that do not allow the payment of dividends, and requires the maintenance of certain levels of net worth and other financial ratios. At December 31, 1997, the Company had $2,163,000 outstanding under

                             Forward Air Corporation

4.  LONG-TERM DEBT (CONTINUED)

the line applicable to the Forward Air Business, and had utilized $2,922,000 and $5,182,000 of availability for outstanding letters of credit for the Forward Air Business and the Truckload Business, respectively.

The Company has equipment loan agreements (the "Equipment Loan Agreements") with two Tennessee banks which permit the Company to borrow up to $30 million for the purchase of revenue equipment. Advances outstanding under the Equipment Loan Agreements bear interest at the 30-day LIBOR rate plus 1.0% to 1.6% (6.4% to 7.0% and 6.7% to 7.3% at December 31, 1996 and 1997, respectively). The advances are collateralized by revenue equipment purchased with the proceeds from the Equipment Loan Agreements, and contain restrictions and covenants similar to the line of credit agreement described above. At December 31, 1997, $13,457,000 of borrowings were outstanding under the Equipment Loan Agreements, all of which is applicable to the Truckload Business discontinued operations and is included in the accompanying balance sheet in long-term liabilities of discontinued operations.

Maturities of long-term debt, before replacing the line of credit and equipment loan agreements as discussed below, are as follows (in thousands):

              1998                                     $    625
              1999                                        2,843
              2000                                          665
                                                       --------
                                                        $ 4,133
                                                       ========

In connection with the Spin-off, the Company is negotiating with its present lenders to obtain separate credit facilities for each of the Company and Landair Corporation. In addition, the Company expects to eliminate guarantees of indebtedness and cross-collateralization between the Company and Landair Corporation. The Company's proposed new credit facilities are to include a working capital line of credit and an equipment financing facility. These credit facilities are expected to permit the Company to borrow up to $20 million under the working capital line of credit and $15 million under the equipment financing facility. Interest rates for advances under the facilities are expected to vary based on various covenants related to total indebtedness, cash flows, results of operations and other ratios. The facilities are expected to bear interest at LIBOR plus 1.00% to 1.85%, expire in August 2000, and are expected to be secured by accounts receivable and certain revenue equipment. Availability under the line of credit is expected to be reduced by the amount of outstanding letters of credit. Among other restrictions, the terms of the line of credit are expected to require maintenance of certain levels of net worth and other financial ratios.

                             Forward Air Corporation

5.  SHAREHOLDERS' EQUITY AND STOCK OPTIONS

Preferred Stock -- The Board of Directors is authorized to issue, at its discretion, up to 5,000,000 shares of preferred stock, par value $.01. The terms and conditions of the preferred shares are to be determined by the Board of Directors. No shares have been issued to date.

Employee Stock Option and Incentive Plan -- The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Statement No. 123, Accounting for Stock-Based Compensation, requires use of option valuation models that were not developed for use in valuing employee stock options. Under Opinion No. 25, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

At December 31, 1995, 1996 and 1997, the Company had reserved 1,000,000 shares of common stock under a Stock Option and Incentive Plan. Options issued under the Plan have eight to ten year terms and vest over a four to five year period.

Pro forma information regarding net income and earnings per share is required by Statement No. 123, which also requires that the information be determined as if the Company has accounted for its employee and non-employee director stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995, 1996 and 1997, respectively: risk-free interest rates of 5.5%, 6.4% and 5.8%; dividend ratio of zero; volatility factors of the expected market price of the Company's common stock of .5; and a weighted-average expected life of the option of seven years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee and non-employee director stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee and non-employee director stock options.

                             Forward Air Corporation

5.  SHAREHOLDERS' EQUITY AND STOCK OPTIONS (CONTINUED)

For purposes of pro forma disclosures as required by Statement No. 123, the estimated fair value of the employee and non-employee director options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands, except per share data):

                                                             1995                1996              1997
                                                            -------             -------           -------
Pro forma net income                                        $ 4,464             $ 3,506           $ 7,980
Pro forma net income per share:
     Basic                                                     0.76                0.59              1.34
     Diluted                                                   0.74                0.58              1.29

Because Statement No. 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect is not fully reflected above.

A summary of the Company's employee stock option activity and related information for the years ended December 31 follows:

                                                  1995                            1996                           1997
                                     -----------------------------     ---------------------------     --------------------------
                                      Options     Weighted-Average     Options    Weighted-Average     Options   Weighted-Average
                                       (000)       Exercise Price       (000)      Exercise Price       (000)     Exercise Price
                                     -----------------------------     ---------------------------     --------------------------
Outstanding - beginning
   of year                              507             $  9             421             $ 9             575             $12
         Granted                         --               --             285              14             111              11
         Exercised                      (53)               7             (83)              7             (61)              8
         Forfeited                      (33)              10             (48)             11             (21)             14
                                      -----             ----           -----             ---           -----             ---
Outstanding - end of year               421             $  9             575             $12             604             $12
                                      =====             ====           =====             ===           =====             ===
Exercisable at end of year              185             $  9             199             $10             268             $11
                                      =====             ====           =====             ===           =====             ===
Options available for
   grant                                445                              209                             118
                                      =====                            =====                           =====
Weighted-average fair
   value of options
   granted during the
   year                               $  --                            $6.00                           $6.14
                                      =====                            =====                           =====

Exercise prices for options outstanding, as of December 31, 1995, 1996 and 1997 ranged from $5.00 to $25.625.

Under the provisions of the Company's stock option plan, options to purchase shares of the Company's common stock that are exercisable at the time of the Distribution, and that are held by those employees who will terminate employment with the Company and become employees of Landair Corporation upon the Spin-off will be canceled if not exercised prior to such employees' termination of employment with the Company. Accordingly, employees leaving the

                             Forward Air Corporation

5.  SHAREHOLDERS' EQUITY AND STOCK OPTIONS (CONTINUED)

Company and continuing as employees of Landair Corporation are expected to exercise their vested options prior to the Spin-off. Unexercisable options held by employees of the Company who remain or become employees of Landair Corporation upon consummation of the Spin-off will be converted into options to purchase Landair Corporation common stock under Landair Corporation's Stock Option and Incentive Plan. Such conversion will be on the basis of a formula designed to preserve the fair market value of such converted options on the date of the Distribution. All options held by employees of the Company who remain or become employees of the Company upon consummation of the Spin-off will be adjusted on the basis of a formula designed to preserve the fair market value of such options on the date of the Distribution.

Of the 604,000 options outstanding to purchase the Company's common stock at December 31, 1997, 72,000 options were held by Truckload Business employees and were exercisable; 82,000 options were held by Truckload Business employees that are eligible for conversion into options of Landair Corporation; and 450,000 options were held by Forward Air Business employees.

Pro Forma Diluted Income From Continuing Operations per Share -- For the year ended December 31, 1997, pro forma diluted income from continuing operations per share would have been $1.21 after removing from the diluted per share computation, the options held by Truckload Business employees that will be converted into Landair Corporation options, as if such conversion had occurred on January 1,1997.

Non-Employee Director Options -- In May 1995, 1996 and 1997, options to purchase 30,000, 22,500 and 15,000 shares of common stock, respectively, were granted to the non-employee directors of the Company at option prices of $13.625, $15.00 and $14.00 per share, respectively. The options have terms of five to ten years and are exercisable in installments which vest over two-year periods from the date of grant. At December 31, 1997, 75,000 options are outstanding and will expire on September 1, 1998 through May 1, 2007, unless a non-employee director resigns or is not re-elected, in which event the options expire 90 days after the option holder is no longer a non-employee director. Such options are eligible for adjustment on the basis of a formula designed to preserve the fair market value of such options on the date of the Distribution.

Employee Stock Purchase Plan -- The Company implemented an employee stock purchase plan effective January 1, 1996 at which time participating employees became entitled to purchase common stock through payroll deduction of up to 10% of the employee's annual compensation. The issue price of the common stock is equal to the lesser of (1) 85% of market price on the first trading day of the semi-annual enrollment period or (2) 85% of market price on the last trading day of the semi-annual enrollment period. The Company has reserved 300,000 shares of common stock for issuance pursuant to the plan. At December 31, 1997, approximately 16,000 shares had been issued under the Plan.

                             Forward Air Corporation

5.  SHAREHOLDERS' EQUITY AND STOCK OPTIONS (CONTINUED)

Earnings Per Share -- The following table sets forth the computation of basic and diluted income per share (in thousands, except per share data):


                                                            1995          1996           1997
                                                          -------------------------------------
Numerator:
     Numerator for basic and diluted income per share:
        Income from continuing operations                 $  3,580      $  4,884      $   7,444
        Income (loss) from discontinued
           operations                                          937          (905)         1,150
                                                          -------------------------------------
        Net income                                        $  4,517      $  3,979      $   8,594
                                                          =====================================

Denominator:
     Denominator for basic income per share-
        weighted-average shares                              5,850         5,928          5,968
     Effect of dilutive stock options                          177           121            209
                                                          -------------------------------------
     Denominator for diluted income per share-
        adjusted weighted-average shares                     6,027         6,049          6,177
                                                          =====================================
Income per share - basic:
     Income from continuing operations                    $   0.61      $   0.82      $    1.25
     Income (loss) from discontinued operations               0.16         (0.15)          0.19
                                                          -------------------------------------
     Net income                                           $   0.77      $   0.67      $    1.44
                                                          =====================================
Income per share - diluted:
     Income from continuing operations                    $   0.59      $   0.81      $    1.20
     Income (loss) from discontinued operations               0.16         (0.15)          0.19
                                                          -------------------------------------
     Net income                                           $   0.75      $   0.66      $    1.39
                                                          =====================================

Securities that could potentially dilute basic income
     per share in the future that were not included in
     the computation of diluted income per share
     because to do so would have been antidilutive for
     the periods presented                                     249           451             19
                                                          =====================================

                             Forward Air Corporation

6.  INCOME TAXES

The provision for income taxes on income from continuing operations consists of the following:

                                                            1995          1996           1997
                                                          -------------------------------------
                                                                     (In thousands)
Current:
          Federal                                         $  3,403      $  2,708      $   2,368
          State                                                712           434            625
                                                          -------------------------------------
                                                             4,115         3,142          2,993
Deferred:
          Federal                                           (1,671)         (221)         1,510
          State                                               (238)          (30)           237
                                                          -------------------------------------
                                                            (1,909)         (251)         1,747
                                                          -------------------------------------
                                                          $  2,206      $  2,891      $   4,740
                                                          =====================================

The historical income tax expense differs from the amounts computed by applying the federal statutory rate of 34% to income from continuing operations before income taxes as follows:

                                                            1995          1996           1997
                                                          -------------------------------------
                                                                     (In thousands)
Tax expense at the statutory rate                         $  1,968      $  2,644      $   4,142
State income taxes, net of federal benefit                     159           209            547
Meals and entertainment                                          1            38             51
Other                                                           78            --             --
                                                          -------------------------------------
                                                          $  2,206      $  2,891      $   4,740
                                                          =====================================

                             Forward Air Corporation

6.  INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:


                                                          December 31
                                                      1996            1997
                                                     ---------------------
                                                        (In thousands)
Deferred tax liabilities:
       Tax over book depreciation                    $  225         $  263
       Prepaid expenses deductible when paid            110            396
       Other                                            158            184
                                                     ---------------------
Total deferred tax liabilities                          493            843
Deferred tax assets:
       Accrued expenses                                 185            483
       Alternative minimum tax credits                1,708          1,020
       Net operating loss carryforwards               1,134             --
       Allowance for doubtful accounts                  124            276
       Other                                             25             --
                                                     ---------------------
Total deferred tax assets                             3,176          1,779
                                                     ---------------------
Net deferred tax assets                              $2,683         $  936
                                                     =====================

Management believes that the deferred tax assets will ultimately be realized. Management's conclusion is based on future taxable income that will result from the reversal of the existing temporary differences and the expectation of future taxable income from operations, exclusive of the reversal of temporary differences.

The balance sheet classification of deferred income taxes is as follows:

                                                          December 31
                                                      1996            1997
                                                     ---------------------
                                                        (In thousands)
Current assets                                       $  198         $  364
Noncurrent assets                                     2,485            572
                                                     ---------------------
                                                     $2,683         $  936
                                                     =====================


                             Forward Air Corporation

6.  INCOME TAXES (CONTINUED)

As of December 31, 1997, alternative minimum tax credits of approximately $1,020,000 were available to reduce future federal income taxes payable. Such credits may be carried forward indefinitely to reduce regular federal income taxes payable to the extent it exceeds the computed alternative minimum tax for such years.

Total income tax payments, net of refunds, during 1995, 1996 and 1997 were $3,834,000, $2,939,000 and $3,046,000, respectively.


7.  LEASES

During October 1993, the Company entered into a capital lease agreement (with a bargain purchase option) with the Director of Development of the State of Ohio for the construction of a terminal facility located in Columbus, Ohio. To fund the construction of the new facility, the State of Ohio sold revenue bonds in the amount of $6,280,000. The amounts due under the lease have been included in capital lease obligations. The Company is responsible for all taxes, assessments and other costs of ownership under the lease agreement. The lease also requires, among other things, restrictions on the payment of dividends and the maintenance of certain levels of net worth and other financial ratios.

The Company also leases certain other equipment under capital leases. These leases expire in various years through 2001.

Property and equipment include the following amounts for leases that have been capitalized:


                                                          December 31
                                                      1996            1997
                                                     ---------------------
                                                        (In thousands)

Land                                                 $2,605         $2,605
Building                                              3,675          3,675
Other equipment                                       2,417          2,417
                                                     ---------------------
                                                      8,697          8,697
Less accumulated amortization                           438            973
                                                     ---------------------
                                                     $8,259         $7,724
                                                     =====================

Amortization of leased assets is included in depreciation and amortization expense.

                             Forward Air Corporation

7.  LEASES (CONTINUED)

The Company also leases certain facilities and revenue equipment under noncancelable operating leases that expire in various years through 2006. Certain of these leases may be renewed for periods varying from one to ten years. The Truckload Business shares certain facilities leased by the Company, and has been allocated a portion of the rent expense related thereto (see Note 1 Common Expenses). As discussed below, the Company will enter into lease or sublease agreements with Landair Corporation related to certain facilities on or prior to the date of the Spin-off.

Included in operating leases is an aircraft leased from a limited liability corporation owned by the Company's majority shareholder which expired in July 1998 and was renewed for an additional one year period. The total net amount of rent expense for this lease was $-0-, $120,000 and $280,000 in 1995, 1996 and 1997, respectively.

Future minimum rental payments under capital leases and noncancelable operating leases with initial terms of one year or more consisted of the following at December 31, 1997:

                                                                            Capital              Operating
           Fiscal Year                                                       Leases                Leases
           -----------                                                       ------                ------
                                                                                    (In thousands)
             1998                                                            $ 1,369              $ 6,056
             1999                                                                806                4,292
             2000                                                                699                2,338
             2001                                                                699                  922
             2002                                                                731                  252
         Thereafter                                                            3,846                  179
                                                                             -------              -------
         Total minimum lease payments                                          8,150              $14,039
                                                                                                  =======
         Amounts representing interest                                        (2,430)
                                                                             -------
         Present value of net minimum lease payments
             (including current portion of $974)                             $ 5,720
                                                                             =======

The Company, through a wholly-owned subsidiary, currently leases to a wholly-owned subsidiary of Landair Corporation a portion of its terminal facility in Atlanta, Georgia. Rental payments under the lease agreement are based upon the cost of such facility and an agreed upon percentage of usage. In addition, on or prior to the date of the Spin-off, the Company will enter into subleases with Landair Corporation pursuant to which the Company will sublease to Landair Corporation (i) a portion of its terminal facility in Columbus, Ohio that is leased by the Company

                             Forward Air Corporation

7.  LEASES (CONTINUED)

from the Director of Development of the State of Ohio; (ii) a portion of the facility leased by the Company in Indianapolis, Indiana; (iii) a portion of its terminal facility in Chicago, Illinois that is leased by a subsidiary of the Company; (iv) a portion of its terminal facility in Detroit, Michigan that is leased by a subsidiary of the Company; and (v) a portion of the headquarters of the Company in Greeneville, Tennessee that is leased by the Company from the Greeneville-Greene County Airport Authority. The Company expects to sublease the Columbus terminal facility for consideration based upon the cost of such facility to the Company and an agreed upon percentage of usage. The Company expects to sublease the Indianapolis, Chicago, Detroit and Greeneville facilities for consideration based upon an agreed upon percentage of usage.

8.  TRANSACTIONS WITH THE TRUCKLOAD BUSINESS

The Company and the Truckload Business routinely engage in intercompany transactions as the Truckload Business hauls a portion of the deferred air freight shipments for the Company which are in excess of the Company's scheduled capacity. The cost of the shipments hauled by the Truckload Business is shown separately in the accompanying statements of income as purchased transportation provided by Truckload Business.

The Due to Truckload Business subsidiaries in the accompanying balance sheets represents the net balance resulting from various intercompany transactions between the Company and the Truckload Business. There are no terms of settlement or interest charges associated with the account balance. The balance is primarily the result of the Truckload Business' participation in the Company's central cash management program, wherein all of the Company's cash receipts are remitted to a Truckload Business subsidiary and all cash disbursements are funded by a Truckload Business subsidiary. Other transactions include intercompany freight transactions as discussed above, the federal income tax liability (benefit) provided by the Truckload Business to the consolidated tax liability, and miscellaneous other common expenses incurred between the Company and the Truckload Business. In connection with the Spin-off, the Company expects to settle all intercompany balances for cash.

An analysis of transactions in the Due to Truckload Business subsidiaries account follows:


                                                            1995          1996           1997
                                                          --------      --------      ---------
                                                                     (In thousands)
Balance at beginning of year                              $(19,178)     $(17,383)     $ (19,427)
Net cash remitted to the Truckload Business                  1,864         1,492          2,065
Net intercompany freight transactions                       (3,238)       (5,881)        (6,137)
Current federal income tax
   benefit provided by the Truckload Business               (2,936)       (3,101)          (194)
Net administrative expenses and interest
   allocated to the Truckload Business                       6,105         5,446          6,246
                                                          --------      --------      ---------
Balance at end of year                                    $(17,383)     $(19,427)     $ (17,447)
                                                          ========      ========      =========

9.  COMMITMENTS AND CONTINGENCIES

The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involve claims for personal injury and property damage incurred in connection with the transportation of freight. Management believes that none of these actions, individually or in the aggregate, will have a material adverse effect on the financial condition or results of operations of the Company.


10.  EMPLOYEE BENEFIT PLAN

Effective July 1, 1994, the Company adopted a retirement savings plan (the "401(k) Plan"). The 401(k) Plan is a defined contribution plan whereby employees who have completed one year of service, a minimum of 1,000 hours of service and are age 21 or older are eligible to participate. The 401(k) Plan allows eligible employees to make contributions of 2% to 10% of their annual compensation. Employer contributions are made at 25% of the employee's contribution up to a maximum of 4% of total annual compensation. Employer contributions vest 20% after two years of service and continue vesting 20% per year until fully vested. The Company's matching contribution included in income from continuing operations for 1995, 1996 and 1997 was approximately $46,000, $53,000 and $69,000, respectively. In connection with the Distribution, the account balances of Truckload employees are expected to be transferred to a Landair Corporation plan in a trust-to-trust transfer.


11.  FINANCIAL INSTRUMENTS

Off Balance Sheet Risk

At December 31, 1997, the Company had letters of credit outstanding totaling $2,922,000 and $5,182,000 for the Forward Air Business and the Truckload Business, respectively, all of which relate to obligations carried on the balance sheet.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and trade accounts receivable. The Company does not

                             Forward Air Corporation

11.  FINANCIAL INSTRUMENTS (CONTINUED)

generally require collateral from its customers. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of entities comprising the Company's customer base and their dispersion across many different industries.

Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments with third parties:

          Cash and cash equivalents: The carrying amount reported in the balance sheets for cash and cash equivalents approximates its fair value.

          Accounts receivable and accounts payable: The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate their fair value.

          Long-and short-term debt: The carrying amounts of the Company's borrowings under its revolving credit arrangement approximate fair value. The fair value of the Company's long-term debt and capital lease obligations is estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

The carrying amounts and fair values of the Company's financial instruments with third parties are as follows:


                                            1996                    1997
                                     -------------------     -------------------
                                     Carrying     Fair      Carrying      Fair
                                      Amount      Value      Amount       Value
                                     -------------------     -------------------
                                                    (In thousands)

Cash and cash equivalents            $   158     $   158     $   895     $   895
Accounts receivable                   13,997      13,997      17,671      17,671
Accounts payable                           3           3          72          72
Long-term debt and capital lease
   obligations                         8,454       8,454       9,853       9,853

                             Forward Air Corporation

12.  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a summary of the quarterly results of operations for the years ended December 31, 1996 and 1997:




                                                                            1996
                                            ------------------------------------------------------------------
                                                March 31          June 30        September 30      December 31
                                            ------------------------------------------------------------------
                                                                    (In thousands, except per share data)
Operating revenue                              $   17,245        $   19,704       $   20,662       $   23,126
Income from operations                              1,428             2,229            2,095            2,764
Income from continuing operations                     776             1,267            1,217            1,624
Loss from discontinued
   operations                                        (245)              (67)            (330)            (263)
Net income                                            531             1,200              887            1,361

Income per share:
      Basic:
         Income from continuing
            operations                         $     0.13        $     0.21       $     0.20       $     0.27
         Loss from discontinued
            operations                         $    (0.04)       $    (0.01)      $    (0.05)      $    (0.04)
         Net income                            $     0.09        $     0.20       $     0.15       $     0.23
      Diluted:
         Income from continuing
            operations                         $     0.13        $     0.21       $     0.20       $     0.27
         Loss from discontinued
            operations                         $    (0.04)       $    (0.01)      $    (0.05)      $    (0.04)
         Net income                            $     0.09        $     0.20       $     0.15       $     0.23


                                                                            1997
                                            ------------------------------------------------------------------
                                                March 31          June 30        September 30      December 31
                                            ------------------------------------------------------------------
                                                                    (In thousands, except per share data)
Operating revenue                              $   21,611        $   24,845       $   28,901       $   29,783
Income from operations                              1,766             3,190            4,553            3,555
Income from continuing operations                     964             1,773            2,611            2,096
Income (loss) from discontinued
   operations                                        (194)              171              566              607
Net income                                            770             1,944            3,177            2,703

Income per share:
      Basic:
         Income from continuing
            operations                         $     0.16        $     0.30       $     0.44       $     0.35
         Income (loss) from discontinued
            operations                         $    (0.03)       $     0.03       $     0.09       $     0.10
         Net income                            $     0.13        $     0.33       $     0.53       $     0.45
      Diluted:
         Income from continuing
            operations                         $     0.16        $     0.29       $     0.42       $     0.33
         Income (loss) from discontinued
            operations                         $    (0.03)       $     0.03       $     0.09       $     0.10
         Net income                            $     0.13        $     0.32       $     0.51       $     0.43

                             Forward Air Corporation

12.  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED) (CONTINUED)

During the third quarter of 1997, the Company benefited from non-recurring revenue that resulted from the United Parcel Service strike. This additional revenue net of variable costs and income taxes, but not allocated fixed costs, resulted in an estimated additional $1.2 million of pre-tax income from continuing operations and $0.12 of diluted income from continuing operations per share during the quarter.

The 1996 and first three quarters of 1997 income per share amounts have been restated to comply with Statement of Financial Accounting Standards No. 128, Earnings Per Share.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
--------------------------------------------------------------------------------

(c)      Exhibits:

         23.1     Consent of Ernst & Young LLP

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FORWARD AIR CORPORATION


Date:    September 4, 1998         By: /s/ Edward W. Cook
                                       -------------------
                                       Edward W. Cook
                                       Chief Financial Officer, Senior Vice
                                         President and Treasurer

                                  EXHIBIT INDEX

23.1     Consent of Ernst & Young LLP